UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices)        (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on January 10, 2014, Plug Power Inc. (the “Company”) entered into an underwriting agreement related to the registered offering (the “Offering”) of (i) an aggregate of 10,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) warrants to purchase an aggregate of 4,000,000 shares of the Company’s common stock (the “Warrants”). The Offering was completed on January 15, 2014. The shares of Common Stock and Warrants were sold together as a fixed combination, each consisting of one share of Common Stock and 0.40 of a 5-year Warrant to purchase one share of Common Stock at an exercise price of $4.00. The offering price per combination was $3.00, less the underwriting discounts and commissions payable by the Company.

The Warrants issued in the Offering are immediately exercisable and expire on the fifth anniversary of the date of issuance. The exercise price of the Warrants is $4.00 per share of Common Stock. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, among other events as described in the Warrants. The Warrants also include full ratchet anti-dilution protection for the first three years, and weighted-average anti-dilution protection for the next two years, in the event of the issuance of any Common Stock, securities convertible into Common Stock, or certain other issuances at a price below the then-current exercise price of the Warrants, with certain exceptions. The anti-dilution protection provided in the Warrants will only adjust the exercise price of the Warrants and will not adjust the number of shares of Common Stock issuable upon exercise of the Warrants.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On January 15, 2014, Plug Power Inc. issued a press release titled “Plug Power Inc. Announces Closing of $30 Million Registered Offering.” A copy of the press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant

99.1	Press release of Plug Power Inc. issued January 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: January 15, 2014	By:	/s/ Andrew Marsh
Andrew Marsh, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant

99.1	Press release of Plug Power Inc. issued January 15, 2014